EX-28.g.1.m

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment (this “Amendment”) to the Global Custody Agreement dated April 4, 2003, as amended (the “Agreement”) by and between JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as successor-in-interest to J.P. Morgan Investor Services Co, and NATIONWIDE VARIABLE INSURANCE TRUST (the “Customer”), as successor-in-interest to Gartmore Variable Insurance Trust and on behalf of each Fund on the Fund List (each, a “Fund”) is entered into and made effective as of October 3, 2019 (the “Effective Date”) by J.P. Morgan and the Customer, on behalf of each Fund.

W I T N E S S E T H:

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan was appointed to provide custodial and other services; and

WHEREAS, J.P. Morgan and Customer wish to revise and update the list of funds of the Customer that are receiving services pursuant to the Agreement, as of the Effective Date.

NOW THEREFORE, in consideration of the mutual agreements contained herein, J.P. Morgan and Customer, on behalf of each Fund, hereby agree as follows:

1.	Definitions. Terms in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Agreement shall be amended as follows:

(a)

The Agreement is amended to incorporate the Fund List which is attached to this Amendment and any reference to the Fund List in the Agreement shall mean the Fund List as attached to this Amendment, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

(b)	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.

Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Agreement, and any documents referred to in each of them, constitute the complete understanding and agreement of the parties with respect to the subject matter hereof and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties. ·

5.

Counterparts. This Amendment may be executed in counterparts, which together shall constitute one and the same instrument. Each party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

6.

Law and Jurisdiction. This Amendment will be governed by and construed in accordance with the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives, effective as of the Effective Date.

NATIONWIDE VARIABLE INSURANCE TRUST, on behalf of each Fund on the Fund List		JPMORGAN CHASE BANK, N.A.

By:	/s/ Lee T. Cummings	By:	/s/ Carl J. Mehldau III
Name: Lee T. Cummings		Name: Carl J. Mehldau III
Title: Senior Vice President		Title: Vice President

FUND LIST

to

Global Custody Agreement

Fund Name

American Century NVIT Multi Cap Value Fund

American Funds NVIT Asset Allocation Fund

American Funds NVIT Bond Fund

American Funds NVIT Global Growth Fund

American Funds NVIT Growth Fund

American Funds NVIT Growth-Income Fund

BlackRock NVIT Managed Global Allocation Fund

Blackrock NVIT Equity Dividend Fund

Doubleline NVIT Total Return Tactical Fund

Federated NVIT High Income Bond Fund

NVIT DFA Capital Appreciation Fund

NVIT DFA Moderate Fund

Neuberger Berman NVIT Multi Cap Opportunities Fund

Neuberger Berman NVIT Socially Responsible Fund

NVIT Bond Index Fund

NVIT Cardinal Aggressive Fund

NVIT Cardinal Balanced Fund

NVIT Cardinal Capital Appreciation Fund

NVIT Cardinal Conservative Fund

NVIT Cardinal Moderate Fund

NVIT Cardinal Moderately Aggressive Fund

NVIT Cardinal Moderately Conservative Fund

NVIT Cardinal Managed Growth Fund

NVIT Cardinal Managed Growth & Income Fund

NVIT Core Bond Fund

NVIT Core Plus Bond Fund

NVIT Developing Markets Fund

NVIT Emerging Markets Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVIT International Equity Fund

NVIT International Index Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Conservative Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT Investor Destinations Managed Growth Fund

NVIT Investor Destinations Managed Growth & Income Fund

NVIT iShares .Global Equity ETF Fund

NVIT iShares Fixed Income ETF Fund

NVIT Dynamic U.S. Growth Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-Income Fund

NVIT Mid Cap Index Fund

NVIT Multi-Manager International Growth Fund

NVIT Multi-Manager International Value Fund

NVIT Multi-Manager Large Cap Growth Fund

NVIT Multi-Manager Large Cap Value Fund

NVIT Multi-Manager Mid Cap Growth Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Multi-Manager Small Cap Value Fund

NVIT Multi-Manager Small Company Fund

Amundi NVIT Multi Sector Bond Fund

NVIT Nationwide Fund

NVIT Real Estate Fund

NVIT S&P 500 Index Fund

NVIT Short Term Bond Fund

NVIT Small Cap Index Fund

Templeton NVIT International Value Fund

NVIT GS Large Cap Equity Insights Fund

NVIT GS Small Cap Equity Insights Fund

NVIT GS International Equity Insights Fund

NVIT GS Emerging Markets Equity Insights Fund

NVIT JP Morgan Mozaic Multi Asset Fund

NVIT JP Morgan Disciplined Equity Fund

NVIT U.S. 130/30 Equity Fund

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